Exhibit 99.1

SURGE COMPONENTS ANNOUNCES DATE FOR FIRST QUARTER 2019
FINANCIAL RESULTS AND CONFERENCE CALL

DEER PARK, N.Y. (April 12, 2019) – Surge Components, Inc. (“Surge” or “the Company”) (OTC Pink: SPRS), a leading supplier of capacitors, discrete semi-conductors and audible/sounding devices, today announced that it will issue a press release to report its results for the first quarter ended February 28, 2019 before the market opens on Monday, April 15, 2019. The Company will host a conference call on Tuesday, April 16, 2019 at 9:00 AM ET.

To access the call please dial (866) 996-4414 from the United States, or (470) 495-0878 from outside the U.S. The conference call I.D. number is 2589726. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through April 23, 2019 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 2589726.

About Surge Components, Inc.

Founded in 1981, Surge Components, Incorporated (OTC Pink: SPRS) is a leading supplier of electronic component products. Surge’s current product portfolio includes aluminum electrolytic capacitors, film capacitors, MLCC, discrete semiconductors, and switches. Surge periodically adds new products to its portfolio which complement the current lineup. Surge’s monthly production capacity is amongst the largest for these products, and Surge’s products are AECQ compliant for automotive applications. Surge is globally positioned, with sales, service, and technical support. For more information, visit www.surgecomponents.com

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com